Exhibit 99.6

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION PROXY CNB Financial Corporation PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD [], 2025 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby constitutes and appoints Ms. Kylie Graham, Ms. Katie Anderson and Ms. Carla Higgins, and each of them, as proxies with full power of substitution, to represent and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the “Annual Meeting of Shareholders”) of CNB Financial Corporation in such manner as they, or any of them, may determine on any matters which may properly come before the Annual Meeting of Shareholders to be held at [ ] EDT on [ ], 2025 or any adjournments thereof and to vote on the matters set forth on the reverse side as directed by the undersigned. The Annual Meeting of Shareholders will be held virtually. In order to attend the meeting, you must register at web.viewproxy.com/CNBFinancial/2025 by [ ] EDT on [ ], 2025. On the day of the Annual Meeting of Shareholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, FOR ANY NOMINEE. IT WILL BE VOTED “FOR” ALL NOMINEES UNDER PROPOSAL 1 AND WILL BE VOTED “FOR” PROPOSALS 2, 3, 4, 5 AND 6. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENTS THEREOF. (Continued, and to be marked, dated and signed, on the other side) t FOLD AND DETACH HERE AND READ THE REVERSE SIDE t Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held [ ], 2025. The Proxy Statement and our 2024 Annual Report to Shareholders are available at: web.viewproxy.com/CNBFinancial/2025

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4, 5 AND 6.

Please mark your votes like this ☒

Proposal 1. To approve the issuance of shares of common stock, no par value, of CNB pursuant to the Agreement and Plan of Merger (the "merger agreement"), by and among CNB, CNB Bank, ESSA Bancorp, Inc., ("ESSA"), and ESSA Bank & Trust ("ESSA Bank"), dated as of January 9, 2025, pursuant to which (i) ESSA will merge with and into CNB, with CNB as the surviving entity, and (ii) ESSA Bank will merge with and into CNB Bank, with CNB Bank as the surviving entity (the "CNB share issuance proposal").

☐ FOR ☐ AGAINST ☐ ABSTAIN

Proposal 2. To elect to the CNB Board of Directors the three Class 2 nominees named below to serve a three-year term expiring at the 2028 annual meeting of CNB shareholders.

Class 2 directors	FOR	AGAINST	ABSTAIN
01 Deborah Dick Pontzer	☐	☐	☐
02 Nicholas N. Scott	☐	☐	☐
03 Julie M. Young	☐	☐	☐

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

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Proposal 3. To approve the CNB Financial Corporation 2025 Omnibus Incentive Plan.

☐ FOR ☐ AGAINST ☐ ABSTAIN

Proposal 4. To vote on a non-binding advisory resolution to approve, the compensation of CNB'S named executive officers.

☐ FOR ☐ AGAINST ☐ ABSTAIN

Proposal 5. To ratify Forvis Mazars, LLP as CNB's independent registered public accounting firm for the fiscal year ending December 31, 2025.

☐ FOR ☐ AGAINST ☐ ABSTAIN

Proposal 6. To approve one or more adjournments of the Annual Meeting of Shareholders, if necessary or appropriate, to permit further solicitation of proxies if there are insufficient votes at the time of the Anual Meeting of Shareholders, or at an adjournment or postponement of that meeting, to approve the CNB share issuance proposal.

☐ FOR ☐ AGAINST ☐ ABSTAIN

WILL ATTEND THE MEETING ☐

Date: ______________________________, 2025

____
Signature

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Signature

Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title.

▲ **FOLD AND DETACH HERE AND READ THE REVERSE SIDE** ▲

As a shareholder of CNB Financial Corporation you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 PM, EDT, on April 14, 2025.

SCAN TO
VIEW MATERIALS & VOTE

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PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET
Vote Your Proxy on the Internet:
Go to www.AALvote.com/CCNE
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE
Vote Your Proxy by Phone:
Call 1 (866) 804-9616
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL
Vote Your Proxy by Mail:
Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY